Exhibit 10.1
SIXTH AMENDMENT TO SECOND AMENDED AND
RESTATED LOAN AND SECURITY AGREEMENT
     This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Sixth Amendment”) is made as of this 30th day of June, 2011 by and among
     BANK OF AMERICA, N.A. (the “Lender”), a national banking association with offices at 100 Federal Street, Boston, Massachusetts 02110,
          and
     BAKERS FOOTWEAR GROUP, INC., f/k/a Weiss and Neuman Shoe Co. (the “Borrower”), a Missouri corporation with its principal executive offices at 2815 Scott Avenue, Suite C, St. Louis, Missouri 63103,
in consideration of the mutual covenants contained herein and benefits to be derived herefrom,
RECITALS:
     A. Reference is made to that certain Second Amended and Restated Loan and Security Agreement (as amended to date, the “Loan Agreement”) dated as of August 31, 2006 between the Borrower and the Lender.
     B. The Borrower and the Lender have agreed to amend the Loan Agreement on the terms and conditions set forth herein.
Accordingly, the Borrower and the Lender agree as follows:
1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.
2. Amendments To Loan Agreement.
     2.1 The definition of “Subordinated Debentures” is hereby deleted in its entirety and the following substituted in its stead:
“Subordinated Debentures”. Those certain Subordinated Convertible Debentures issued by the Borrower on June 26, 2007, in the aggregate face amount of $4,000,000, as amended by that certain First Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement dated as of April 20, 2010 and that certain Second Amendment to Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement dated as of June 30, 2011.
     2.2 The following new definitions are hereby added to the Credit Agreement in appropriate alphabetical order:
“Subordinated Debenture 2012 Required Payment”. A payment of principal required to be made by the Borrower pursuant to the Subordinated Debentures in the amount of $1,000,000, which payment is due on June 30, 2012.
“Subordinated Debenture Payment Conditions”. No Suspension Event has occurred and is continuing, and the ratio of the Borrower’s EBITDA (calculated as set forth in Exhibit 5.11(a)(ii)) to its Interest Expense, as calculated on a trailing twelve month basis for the period ending May 26, 2012, is equal to or greater than 1.0:1.0.
     2.3 Section 4.28 of the Loan Agreement is hereby deleted in its entirety and the following substituted in its stead:
“4.28 Subordinated Debentures. The Borrower shall not make any principal payments on account of the Subordinated Debentures; provided that, if the Subordinated Debenture Payment Conditions have been met, then the Borrower may make the Subordinated Debenture 2012 Required Payment.
     2.4 Exhibit 5.11(a) of the Loan Agreement is hereby deleted in its entirety and the following is substituted in its stead:
“(i) The Borrower shall at all times maintain Availability of not less than the greater of (i) $1,500,000, and (ii) ten percent (10%) of the following: Borrowing Base less Availability Reserves.
(ii) If, at any time, the Borrower’s Availability is less than twenty percent (20%) of the Borrowing Base, then the ratio of the Borrower’s EBITDA to its Interest Expense, tested monthly and each calculated on a trailing twelve month basis, shall be equal to or greater than 1.0:1.0. For purposes of such calculation, “EBITDA” means with respect to any fiscal period, Borrower’s and its subsidiaries’ (for the portion of such fiscal period during which such entity is a subsidiary of the Borrower) consolidated net income (or loss), minus the sum of the following: (i) interest income, (ii) decreases in the recorded value of outstanding warrants, (iii) extraordinary items, and (iv) gains on sale of property and equipment, plus the sum of the following: (i) interest expense (inclusive of accretion of debt discount), (ii) noncash increases in the recorded value of outstanding warrants, (iii) income tax expense, (iv) depreciation and amortization, (v) noncash impairment of long-lived assets, noncash losses on disposal of property and equipment, and (vi) noncash stock-based compensation expense, in each case, as determined in accordance with GAAP. For purposes of this ratio, “Interest Expense” means with respect to any fiscal period, interest expense as determined in accordance with GAAP minus noncash accretion of debt discount included in interest expense.”
3. Consent to Amendment. Subject to the terms of the Amended and Restated Subordination Agreement dated as of even date herewith among the Borrower, the Lender and the Subordinated Creditors party thereto, Lender hereby consents to the terms of that certain Second Amendment to

Subordinated Convertible Debentures and Subordinated Convertible Debenture Purchase Agreement of even date herewith by and among the Borrower and the investors party thereto in substantially the form attached hereto as Exhibit A, which Second Amendment amends the terms of the Subordinated Debentures.
4. Additional Acknowledgments And Representations. As an inducement for the Lender to execute this Sixth Amendment, the Borrower hereby represents and warrants that as of the date hereof no Suspension Event has occurred and is continuing.
5. Ratification Of Loan Documents; No Claims Against Lender. Except as provided herein, all terms and conditions of the Loan Agreement and of the other Loan Documents remain in full force and effect. The Borrower hereby ratifies, confirms, and re-affirms all and singular the terms and conditions, including execution and delivery, of the Loan Documents. There is no basis nor set of facts on which any amount (or any portion thereof) owed by the Borrower to the Lender could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, off set, or defense (or other right, remedy, or basis having a similar effect) available to the Borrower with regard to the Liabilities of the Borrower to the Lender; nor is there any basis on which the terms and conditions of any of the Liabilities of the Borrower to the Lender could be claimed to be other than as stated on the written instruments which evidence such Liabilities. To the extent that the Borrower has (or ever had) any such claims against the Lender, it hereby affirmatively WAIVES and RELEASES same.
6. Conditions To Effectiveness. This Sixth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Lender:
     6.1 This Sixth Amendment shall have been duly executed and delivered by the respective parties hereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender;
     6.2 The Lender shall have entered into a Subordination Agreement in form and substantce satisfactory to the Lender with the holders of the Subordinated Debentures;
     6.3 All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Sixth Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender;
     6.4 The Borrower shall have paid to the Lender all invoiced fees and expenses of the Lender, including, without limitation, all reasonable attorneys’ fees and any other fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Sixth Amendment; and
     6.5 The Borrower shall have provided such additional instruments and documents to the Lender as the Lender and Lender’s counsel may have reasonably requested, each in form and substance satisfactory to the Lender.
7. Miscellaneous.
     7.1 This Sixth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

     7.2 This Sixth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
     7.3 Any determination that any provision of this Sixth Amendment or any application hereof is invalid, illegal, or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Sixth Amendment.
     7.4 The Borrower shall pay on demand all reasonable costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution, and delivery of this Sixth Amendment.
     7.5 THIS SIXTH AMENDMENT SHALL BE CONSTRUED, GOVERNED, AND ENFORCED PURSUANT TO THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL TAKE EFFECT AS SEALED INSTRUMENT.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have hereunto caused this Sixth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC., as Borrower
By:	/s/ Peter A. Edison
	Name:	Peter A. Edison
	Title:	Chairman and Chief Executive Officer

BANK OF AMERICA, N.A., as Lender
By:
Name:
Title:

S/1

     IN WITNESS WHEREOF, the parties have hereunto caused this Sixth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

BAKERS FOOTWEAR GROUP, INC., as Borrower
By:
Name:
Title:

BANK OF AMERICA, N.A., as Lender
By:	/s/ Christine M. Scott
	Name:	Christine M. Scott
	Title:	SVP — Director

S/1